UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 31, 2011

SOLAR CAPITAL LTD.
(Exact name of registrant as specified in its charter)

Maryland	814-00754	26-1381340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No)

500 Park Avenue
New York, NY 10022
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 993-1670

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02           Results of Operations and Financial Condition.

In conjunction with its presentation at the Morgan Stanley Financials Conference on February 1, 2011, Solar Capital Ltd. (the “Company”) is hereby disclosing certain estimated results for its fiscal year ended December 31, 2010.

Management expects its net asset value per share as of December 31, 2010 to be between $22.66 and $22.76, which represents an approximately 2.5-3.0% increase over the net asset value per share of $22.09 as of September 30, 2010.

During the fourth quarter of 2010, the Company originated over $150 million of new investments, with approximately $92 million invested in 4 new portfolio companies and approximately $64 million in 3 existing portfolio companies.  The Company received principal repayments and sale proceeds totaling over $120 million. From the time of the Company’s initial public offering through the end of the fiscal year ended December 31, 2010, repayments and sales of investments totaled approximately 40% of the Company’s portfolio fair value reported in our IPO prospectus.

Overall, the credit quality of the Company’s investment portfolio continued to improve during the fourth quarter of 2010.  As of December 31, 2010, there was only one asset on non-accrual status with a total market value of approximately $5 million.

During the fourth quarter of 2010, the Company raised $68 million of common equity through a private placement and established a new five year $100 million credit facility, bringing total borrowing capacity to $490 million. The Company used the equity proceeds and drawings under the new facility to repay its $125 million 8.75% Senior Unsecured Notes at par. As of January 3, 2011, the Company had borrowings of approximately $163 million. The Company had approximately $325 million of investable capital at year end.

The Company’s net asset value per share estimate as of December 31, 2010 is based on unaudited preliminary results that are only estimates and may change. The Company is continuing to prepare its financial statements for its fourth quarter and fiscal year ended December 31, 2010 and has not finalized its financial results. Additionally, the Company’s financial statements for the fiscal year ended December 31, 2010 will be subject to audit and as a result are subject to adjustment and change.

Item 7.01           Regulation FD Disclosure.

The disclosure set forth above under Item 2.02 is incorporated by reference herein.

Item 9.01           Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)   Not applicable.

(d)   Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2011	SOLAR CAPITAL LTD.

	By:	/s/ Nicholas Radesca
Nicholas Radesca
Chief Financial Officer